EXHIBIT 99.2



                          Independent Auditors' Report
                          ----------------------------


To  the  Board  of  Directors  of
American  Homestar  Corporation
League  City,  Texas


We have audited the accompanying consolidated balance sheet of American Homestar Corporation and Subsidiaries (the "Company") as of September 29, 2001. The consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated balance sheet, on August 14, 2001, the Bankruptcy Court entered an order confirming the Third Amended Joint Plan of Reorganization, which became effective after the close of business on October 3, 2001. Accordingly, the accompanying balance sheet has been prepared in conformity with American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code" ("Fresh Start Reporting"), for the Company as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods as described in Note 1.

In our opinion, the Company's consolidated balance sheet presents fairly, in all material respects, the financial position of American Homestar Corporation and Subsidiaries as of September 29, 2001, in conformity with accounting principles generally accepted in the United States.


MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.



Houston,  Texas
February 26, 2002 (except for note 14, as to which the date is March 11, 2002)



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